UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2009

WORLDWIDE STRATEGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52362 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210
(Address of principal executive offices) (Zip Code)

(303) 991-5887
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective January 31, 2009, Worldwide Strategies Incorporated (“we,” “us,” or “our”) converted $652,275 of debt into Series A Convertible Preferred Stock (“Series A”) shares at $0.50 per share.  We issued 1,304,552 Series A shares in exchange for the release of the debt.  We also sold 16,000 Series A shares to three individuals, generating $8,000 to fund ongoing operations.

Each Series A share can be converted into 6.25 common shares and has the right to a vote equal to 6.25 common shares on all matters to be voted upon by common stockholders.

We relied upon the exemption from registration contained in Section 4(2) and/or Rule 506, and Regulation S as to all of the transactions, as the investors were (i) either deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in our business or were accredited investors or (ii) the securities were issued in “offshore transactions.”  Restrictive legends were placed on the certificates evidencing the securities issued in all of the above transactions.

The individuals that converted debt into Series A shares already controlled our Company prior to the conversion.  These individuals include many of our officers and directors.  As a result of the issuance of Series A shares, the control over our Company exerted by our management has increased.  The Series A shares that we issued to restructure our outstanding debts have the right to vote 8,253,450 common share equivalent votes on any matter placed before our stockholders.  We have 9,926,234 common shares outstanding as of April 8, 2009.

The following table illustrates the control exerted by our officers and directors and two insiders after the issuance of the Series A shares, as if a stockholder proposal were voted upon as of April 8, 2009.

Name	Common Shares	Preferred Share Votes	% of Total Vote (1)
Dirk Van Keulen	331,655	3,169,156	19.3%
James P.R. Samuels	496,667	2,023,969	13.9%
Donald A. Christensen	260,000	1,673,556	10.6%
Dirk S. Nye	311,667	664,275	5.4%
W. Earl Somerville	256,668	141,356	2.2%
Robert T. Kane	75,000	71,856	0.8%
Edward J. Weisberg	75,000	57,488	0.7%
Frank J. Deleo	75,000	-	0.4%
Gregory Kinney	75,000	-	0.4%
Jim Crelia	-	69,044	0.4%
Philip Verges	25,000	-	0.1%
Total	1,981,657	7,870,700	54.2%

(1)	Based on 9,926,234 shares of common stock and 1,320,552 Series A shares (or 8,253,450 common share equivalent votes) outstanding as of April 8, 2009.

Item 8.01            Other Events

Effective January 31, 2009, our Chief Executive Officer and Chief Financial Officer have forgiven $642,537 of accrued and unpaid salaries.  They have agreed to forego their salaries until we complete and acquisition of an operating business or begin generating revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
April 9, 2009	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer